CAPITAL BEVERAGE CORPORATION

                             2003 STOCK OPTION PLAN


                                   ARTICLE ONE

                               GENERAL PROVISIONS


I.       Purpose of the Plan

                  The Capital Beverage Corporation 2003 Stock Option Plan (the "Plan") is intended to assist Capital Beverage Corporation, a Delaware corporation (the "Company"), and its Related Entities (as defined in the Appendix) in recruiting and retaining employees, directors, officers, agents, consultants, independent contractors and advisors (collectively, "Participants"), and in compensating Participants by enabling them to participate in the future success of the Company and the Related Entities and to associate their interests with those of the Company, its Related Entities and its shareholders.

                  Capitalized terms used and not otherwise defined shall have the meanings assigned to such terms in the attached Appendix.

II.      Structure of the Plan

                  Pursuant to the Plan, eligible persons may, at the discretion of the Administrator, be granted options ("Stock Options") to purchase shares of the Company's common stock, par value $.001 per share (the "Common Stock"). The Stock Options granted under the Plan are intended to be either incentive stock options ("Incentive Stock Options") within the meaning of Section 422(b) of the Code or options that do not meet the requirements of Incentive Stock Options ("Non-Statutory Stock Options").

III.     Administration of the Plan

                  A. The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Options upon such terms (not inconsistent with the provisions of the Plan) as the Administrator may consider appropriate. The Administrator may decide, in its sole discretion, to exempt any grant of Stock Options to a Participant who is a "covered employee" within the meaning of Section 162(m)(3) of the Code from any applicable limitations of
Section 162(m) of the Code by requiring decisions as to the grant of such Stock Options to be made by a committee of the Board comprised of two or more "outside directors" within the

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meaning of Treasury Regulation Section 1.162-27(e)(3). The foregoing terms may include conditions (in addition to those contained in this Plan) on the exercisability, transferability or forfeitability of all or any part of a Stock Option, including, by way of example and not limitation, requirements that the Participant complete a specified period of employment with or service to the Company or a Related Entity, that the Company achieve a specified level of financial performance or that the Company achieve a specified level of financial return. Notwithstanding any such conditions, the Administrator may, in its sole discretion, accelerate the time at which a Stock Option may be exercised, transferred or become nonforfeitable. The Administrator shall have the absolute discretion to determine whether specific grants shall be of Incentive Stock Options or Non-Statutory Stock Options. In addition, the Administrator shall have complete authority to interpret all provisions of the Plan, to prescribe the form of the documents evidencing the grant of Stock Options under the Plan ("Agreements"), to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of the Plan shall be final and conclusive. Neither the Administrator nor any member of the Board shall be liable for any act done in good faith with respect to the Plan, any Agreements or Stock Options. All expenses of administering this Plan shall be borne by the Company.

                  B. The Board, in its discretion, may appoint a committee of the Board and delegate to such committee all or part of the Board's authority and duties with respect to the Plan. The Board may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Board's delegate or delegates that were consistent with the terms of the Plan.

     IV.  Eligibility

                  A. The persons eligible to participate in the Plan are as follows:

                           (i) Employees, directors and officers of the Company
                  or any Related Entity;

                           (ii) non-employee members of the Board or
                  non-employee members of the board of directors of any Related Entity; and

                           (iii) consultants, agents and other independent
                  advisors who provide services to the Company or to any Related Entity.

     V.   Stock Subject to the Plan

                  A. Shares Issued. Upon the exercise of a Stock Option, the Company may issue to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock or reacquired Common Stock.

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                  B. Aggregate Limit. The maximum aggregate number of shares of
Common Stock that may be issued under the Plan shall not exceed 1,500,000 shares.

                  C. Reallocation of Shares. If a Stock Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Stock Option or portion thereof may be reallocated to other Stock Options to be granted under the Plan and shall be counted against the maximum number of shares set forth in the last sentence of B above. Unvested shares issued under the Plan and subsequently repurchased by the Company, at the option exercise or direct issue price paid per share, pursuant to the Company's repurchase rights under the Plan, shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent Stock Options under the Plan.

                  D. Stock Split; Recapitalization. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class, without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number of shares of Common Stock issuable under the Plan and (ii) the number of shares of Common Stock and the exercise price per share in effect under each outstanding Stock Option, in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Administrator shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more shares of the Company's preferred stock which are outstanding on the date of issuance of any Stock Option into shares of Common Stock.


                                   ARTICLE TWO

                               STOCK OPTION GRANTS


     I.   Stock Option Terms

                  Each Stock Option shall be evidenced by an Agreement, consisting of one or more documents in the form approved by the Administrator; provided, however, that each such document shall comply with the terms specified below. Each Agreement evidencing an Incentive Stock Option, shall, in addition, be subject to the provisions of the Plan applicable to Incentive Stock Options.

                  A. Exercise Price.

                  1. The exercise price per share for Common Stock purchased upon the exercise of a Non-Statutory Stock Option shall be determined by the Administrator on the date of grant.

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                  2. The exercise price per share of Common Stock purchased upon the exercise of an Incentive Stock Option shall be such amount as the Administrator shall, in its best judgment, determine to be not less than the Fair Market Value on the date the Incentive Stock Option is granted; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time such Incentive Stock Option is granted, is a 10% Stockholder, the exercise price per share of Common Stock purchased upon the exercise of such Incentive Stock Option shall be such amount as the Administrator shall, in its best judgment, determine to be not less than one hundred and ten percent (110%) of the Fair Market Value on the date such Incentive Stock Option is granted.

                  3. Unless otherwise provided by the Agreement, the exercise price shall become immediately due upon exercise of a Stock Option and shall, subject to the provisions of Section I of Article Three and the Agreement, be payable in cash or check made payable to the Company.

                  4. Should the Common Stock be registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") at the time a Stock Option is exercised, then the exercise price may also be paid as follows:

                           (i) in shares of Common Stock held for the lesser of
                  (A) six months or (B) the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the exercise date, or

                           (ii) to the extent the option is exercised for vested
                  shares, through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide irrevocable instructions (A) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (B) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                  Notwithstanding the foregoing, payment of the applicable exercise pursuant to this Section I.A.4 is subject to the approval of the Administrator (which approval may be delayed, conditioned or withheld in its sole and absolute discretion) and compliance with applicable law. In addition, an officer or director of the Company or any Related Entity may pay the exercise price of a Stock Option in shares of Common Stock only if the stockholder approval or "non-employee director" approval requirements described in Article III, Section VIII are satisfied. Moreover, no "cashless exercise" under this Plan shall be permitted by the Administrator if such cashless exercise would contravene any provision of applicable law.

                  Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the exercise date.

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                  B.       Effect of Termination of Service.

                  1. The following provisions shall govern the exercise of any Stock Options held by a Participant at the time of cessation of Service or death:

                           (i) Should the Participant cease to remain in Service
                  for any reason other than death, Disability or Misconduct, then the Participant shall have a period of three (3) months following the date of such cessation of Service during which to exercise each outstanding Stock Option held by such Participant.

                           (ii) Should Participant's Service terminate by reason
                  of Disability, then the Participant shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding Stock Option held by such Participant.

                           (iii) If the Participant dies while holding an
                  outstanding Stock Option, then the personal representative of his or her estate or the person or persons to whom the Stock Option is transferred pursuant to the Participant's will or the laws of descent and distribution shall have a period of twelve (12) month following the date of the Participant's death during which to exercise each outstanding Stock Option previously held by such Participant.

                           (iv) Under no circumstances, however, shall any such
                  Stock Option be exercisable after the specified expiration of the option term.

                           (v) During the applicable post-Service exercise
                  period, the Stock Option may not be exercised in the aggregate for more than the number of vested shares for which the Stock Option is exercisable on the date of the Participant's cessation of Service. Upon the expiration of the applicable post-Service exercise period or (if earlier) upon the expiration of the option term, the Stock Option shall terminate and cease to be outstanding for any vested shares for which the Stock Option has not been exercised. However, the Stock Option shall, immediately upon the Participant's cessation of Service, terminate and cease to be outstanding with respect to any and all option shares for which the Stock Option is not otherwise at the time exercisable or in which the Participant is not otherwise at that time vested.

                           (vi) Should Participant's Service be terminated for
                  Misconduct, then all outstanding Stock Options held by the Participant shall terminate immediately and cease to remain outstanding.

                           (vii) Notwithstanding (i), (ii) or (iii) above, in
                  the case of the grant of a Non-Statutory Stock Option, the exercise period shall extend for such period of time following cessation of Service or death as the Administrator shall set forth in the applicable Agreement.

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                  2. The Administrator shall have the discretion, exercisable either the time a Stock Option is granted or at any time while the Stock Option remains outstanding, to:

                           (i) extend the period of time for which the Stock
                  Option is to remain exercisable, following a Participant's cessation of Service or death, from the limited period otherwise in effect for that Stock Option to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the expiration of the option term; and/or

                           (ii) permit the Stock Option to be exercised, during
                  the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such Stock Option is exercisable at the time of the Participant's cessation of Service but also with respect to one or more additional installments in which the Participant would have vested under the Stock Option had the Participant continued in Service.

                  C. Stockholder Rights. The holder of a Stock Option shall have no stockholder rights with respect to the shares subject to the Stock Option until such person shall have exercised the Stock Option, paid the exercise price and become the record holder of the purchased shares.

                  D. Unvested Shares. The Administrator shall have the discretion to grant Stock Options which are exercisable for unvested shares of Common Stock. Should the Participant cease Service while holding such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedures for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Administrator and set forth in the document evidencing such repurchase right; provided, however, that no such repurchase right shall be exercised by the Company earlier than six (6) months following the later of (i) the date on which the Stock Option is granted or (ii) the date of which the Stock Option is exercised.

                  E. Limited Transferability of Stock Options. During the lifetime of the Participant, an Incentive Stock Option shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Participant's death.

     II.  Incentive Stock Options

                  The terms specified below shall be applicable to all Incentive Stock Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Three shall be applicable to Incentive Stock Options. Stock Options which are specifically designated as Non-Statutory Stock Options shall not be subject to the terms of this Section II.

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                  A. Eligibility. Incentive Stock Options may only be granted to
Employees.

                  B. Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date, provided, however, that in the case of an Incentive Stock Option granted to a 10% Stockholder, the exercise price per share of Common Stock purchased upon the exercise of such Incentive Stock Option shall be such amount as the Administrator shall, in its best judgment, determine to be not less than one-hundred and ten percent (110%) of the Fair Market Value on the date such Incentive Stock Option is granted.

                  C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more Stock Options granted to any Employee under the Plan (or any other option plan of the Company or any Related Entity) may for the first time become exercisable as Incentive Stock Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such Incentive Stock Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Stock Options shall be applied on the basis of the order in which such Incentive Stock Options are granted.

                  D. Term of Incentive Stock Options. The maximum period in which an Incentive Stock Option shall be exercisable shall be ten (10) years from the date of grant, provided, however, that if any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, then the option term shall not exceed five (5) years measured from the option grant date.

                  E. Holding Period. Except as permitted under the Code, Participant shall not have the right to sell, pledge, hypothecate or otherwise transfer any share of Common Stock acquired pursuant to the exercise of any Incentive Stock Option prior to the later of (i) two (2) years from the date of the grant of the Incentive Stock Option or (ii) one (1) year after the transfer to him of such share of Common Stock.

III.     Corporate Transaction

                  A. The shares subject to each Stock Option outstanding under the Plan at the time of a Corporate Transaction shall automatically vest in full so that each such Stock Option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that Stock Option and may be exercised for any or all of those shares as fully vested shares of Common Stock; provided, however, that shares of Common Stock subject to an outstanding Stock Option granted to an Employee shall not automatically vest pursuant to this Section III, A until such time as the Employee experiences an Involuntary Termination following such Corporate Transaction.

                  B. The portion of any Incentive Stock Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option only to the extent the applicable $100,000 limitation set forth in
Section II, C above is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such Incentive Stock Option shall be exercisable as a Non-Statutory Option under the Code.

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                  C. The grant of Stock Options under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.  Cancellation and Regrant of Stock Options

                  The Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Participants, the cancellation of any or all outstanding Stock Options under the Plan and to grant in substitution therefor new Stock Options covering the same or different number of shares of Common Stock, but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date. No such replacement Stock Option shall be granted with a lower exercise price than the Stock Option for which it is substituted either six (6) months before or six
(6) months after the cancellation.


                                  ARTICLE THREE

                                  MISCELLANEOUS


     I.   Financing

                  To the extent permitted by applicable law, the Administrator may permit any Participant to pay the option exercise price upon exercise of a Stock Option by delivering a full-recourse, interest bearing promissory note payable in one or more installments and secured by the purchased shares. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Administrator in its sole discretion. In no event may the maximum credit available to the Participant exceed the sum of
(i) the aggregate option exercise price (less the par value of those shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Participant in connection with the option exercise.

     II.  Effective Date and Term of Plan

                  A. The Plan shall become effective on the date on which it is adopted by the Board (the "Effective Date"), provided, however, that if the Plan is not approved by a vote of the shareholders of the Company within twelve (12) months after the Effective Date, the Plan and any benefits granted under the Plan shall terminate.

                  B. The Plan shall terminate upon the earliest to occur of (i) November 17, 2012, (ii) ten (10) years from the Effective Date or (iii) the date on which all shares of Common Stock available for issuance under the Plan shall

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have been issued as vested shares. In addition the Board, in its sole discretion, may terminate the Plan at any time and for any reason it deems appropriate. Upon Plan termination, all Stock Options and vested stock issuances outstanding under the Plan shall continue to have full force and effect in accordance with the provisions of the Agreements.

     III. Amendment of the Plan

                  A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Stock Options or vested stock issuances at the time outstanding under the Plan unless the Participant consents to such amendment or modification. In addition, certain amendments may require the approval of the Company's shareholders pursuant to applicable laws and regulations.

                  B. Stock Options may be granted under the Plan which are in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued shall be held in escrow until there is obtained the approval of the Company's shareholders of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants are made, then
(i) any unexercised Stock Options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Company shall promptly refund to the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate under Section 1274(d) of the Code) for the period the shares of Common Stock were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

     IV.  Use of Proceeds

                  Any cash proceeds received by the Company from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

     V.   Withholding

                  The Company's obligation to deliver shares of Common Stock upon the exercise of any Stock Options under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

     VI.  Regulatory Approvals

                  The implementation of the Plan, the granting of any Stock Options under the Plan and the issuance of any shares of Common Stock upon the exercise of any Stock Option shall be subject to the Company's procurement of all approvals and permits as the Company, in its sole discretion determines to be required by regulatory authorities having jurisdiction over the Plan and the Stock Options granted under it.

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     VII. No Employment or Service Rights

                  Nothing in the Plan shall confer upon a Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or any Related Entity employing or retaining a Participant, which rights are hereby expressly reserved, to terminate a Participant's Service at any time for any reason, with or without cause.

     VIII. Grants to Officers and Directors

                  Notwithstanding any provision of this Plan to the contrary a Stock Option granted to an officer or director of the Company or any Related Entity must be (i) approved by the Board or a Committee of the Board comprised solely of two or more "non-employee directors" within the meaning of Rule 16b-3(b)(3) of the Exchange Act or (ii) approved by the Company's shareholders or ratified by them, no later than the next Special meeting of the Company's shareholders, in accordance with Rule 16b-3(d)(2) of the Exchange Act. The foregoing requirement as to Board, non-employee director or stockholder approval shall not apply if the terms of the applicable Agreement provide that at least six (6) months must elapse from the date on which the Stock Option is granted to the date of disposition of the Stock Option (other than upon exercise or conversion) or such Stock Option's underlying shares of Common Stock.

     IX.  Sarbanes-Oxley Act Compliance

                  Notwithstanding any provision of the Plan to the contrary, the Administrator, in accordance with any applicable rules or regulations promulgated by the Securities and Exchange Commission (the "SEC") and/or the United States Department of Labor, shall (i) notify in a timely manner any Participant qualifying as a beneficial owner of more than 10% of any class of equity security of the Company or any Related Entity registered under Section 12 of the Exchange Act or an officer or director of the Company or any Related Entity (each, a "reporting person" or "insider") of any transaction occurring under the Plan or any Agreement on or after August 29, 2002 that requires reporting by the reporting person or insider on SEC Form 4 or 5, as applicable, each as revised pursuant to amendments to Exchange Act rules 16a-3, 16a-6 or 16a-8, as applicable, made by the SEC pursuant to Section 403 of the Sarbanes-Oxley Act of 2002, P.L. No. 107-204 (the "Act"); and (ii) otherwise comply with all notice, disclosure and reporting requirements applicable to the Plan pursuant to such Act.

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                                APPENDIX to PLAN


         The following definitions shall be in effect under the Plan:

                  A. Administrator shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.

                  B. Board shall mean the Company's Board of Directors.

                  C. Code shall mean the Internal Revenue Code of 1986, as amended.

                  D. Committee shall mean a committee of two (2) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

                  E. Corporate Transaction shall mean any of the following stockholder-approved transactions to which the Company is a party or affecting the composition of the Board, as the case may be:

                           (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,

                           (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company,

                           (iii) the sale, transfer or other disposition of all or substantially all of the Company's assets to an entity which, immediately prior to such transfer, is not a Related Entity, or

                           (iv) a change in the identity of more than three (3)
members of the Board over any two-year period.

         For purposes of this definition, "substantially all" shall mean at least 90% of the fair market value of the Company's net assets and at least 70% of the fair market value of the Company's gross assets, such fair market value to be determined by the Administrator in its sole discretion immediately prior to the transfer. "Net Assets" shall mean total assets as reported on the Company's most recent audited financial statements issued prior to the transfer less any short-term liabilities. "Gross Assets" shall mean total assets as reported on such financial statements.

                  F. Disability shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of long-continued and indefinite duration. An individual shall not be considered to have experienced Disability unless a determination of such is made by the Administrator on the basis of such medical evidence as the Administrator deems warranted under the circumstances.

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                  G. Employee shall mean an individual who is in the employ of the Company or any Related Entity, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

                  H. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                           (i) If the Common Stock is at the time traded on the Nasdaq National Market, the SmallCap Market or the OTC Bulletin Board, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market, the SmallCap Market or the OTC Bulletin Board, as the case may be. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                           (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                           (iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market or SmallCap Market or the OTC Bulletin Board, then the Fair Market Value shall be determined by the Administrator taking into account such factors, as the Administrator shall deem appropriate, which are determinative of an arm's length transaction between a willing seller and a willing buyer, neither being under an obligation to transact business, including but not limited to appropriate price to sales ratio factors.

                  I. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

                           (i) such individual's involuntary dismissal or discharge by the Company for reasons other than Misconduct, or

                           (ii) such individual's voluntary resignation following (A) a change in his or her position with the Company which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, or (B) a reduction in his or her level of "base salary", as determined by the Administrator in its sole discretion, by more than 80 percent (80%) over a continuous 12-month period.

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                  J. Misconduct shall having the meaning ascribed to such term or words of similar import in the Participants written employment or service contract with the Company or any Related Entity and, in addition, shall include
(i) the Participant's breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Participant for the benefit of the Company or any Related Entity, as determined by the Administrator in its sole discretion; (ii) the Participant's conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude;
(iii) the Participant's commission any act of fraud, embezzlement or dishonesty with respect to the funds or property of the Company or any Related Entity; (iv) any unauthorized use or disclosure by the Participant of confidential information or trade secrets of the Company or any Related Entity; or (v) any other intentional misconduct by the Participant adversely affecting the business or affairs of the Company or any Related Entity in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Administrator may consider as grounds for the dismissal or discharge of any Participant on account of "Misconduct".

                  K. Related Entity A "parent corporation" of the Company or a "subsidiary corporation" of the Company within the meaning of Section 424(e) and
(f) of the Code respectively.

                  L. Service shall mean the provision of services to the Company or any Related Entity by a person in the capacity of an Employee, a non-employee member of the Board or the Board of Directors of any Related Entity or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

                  M. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

                  N. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or any Related Entity).

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